EXHIBIT 23.1













INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-76668 of Hallwood Energy Partners, L.P. on Form S-2 of our report dated February 27, 1996, appearing in this Annual Report on Form 10-K of Hallwood Energy Partners, L.P. for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP
Denver, Colorado

February 27, 1996